                                                                  EXECUTION COPY

                        RECONSTITUTED SERVICING AGREEMENT


         THIS RECONSTITUTED SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of January 2003, by and between LEHMAN BROTHERS BANK, a federal savings bank (the "Bank"), and COUNTRYWIDE HOME LOANS, INC., a New York corporation (the "Servicer") having an office at 4500 Park Granada, Calabasas, California 92303, recites and provides as follows:

                                    RECITALS

         WHEREAS, the Bank acquired certain conventional, residential, adjustable rate mortgage loans from the Servicer pursuant to the Seller's Warranties and Servicing Agreement between the Bank and the Servicer, dated as of December 1, 2002 (Group No. 2002-1) (the "Servicing Agreement").

         WHEREAS, the Bank has conveyed certain of the mortgage loans identified on Exhibit C hereto (the "Serviced Mortgage Loans") to Structured Asset Securities Corporation, a Delaware special purpose corporation ("SASCO"), which in turn has conveyed the Serviced Mortgage Loans to JPMorgan Chase Bank (the "Trustee"), pursuant to a trust agreement, dated as of January 1, 2003 (the "Trust Agreement"), among the Trustee, Aurora Loan Services Inc., as master servicer ("Aurora," and, together with any successor Master Servicer appointed pursuant to the provisions of the Trust Agreement, the "Master Servicer") and SASCO.

         WHEREAS, the Serviced Mortgage Loans are currently being serviced by the Servicer pursuant to the Servicing Agreement attached hereto as Exhibit B.

         WHEREAS, the Bank desires that the Servicer continue to service the Serviced Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Bank and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein.

         WHEREAS, the Bank desires that the Servicer continue to service the Serviced Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Bank to terminate the rights and obligations of the Servicer hereunder at any time without cause in accordance with Section 11.02 of the Servicing Agreement and to the other conditions set forth herein.

         WHEREAS, the Bank and the Servicer agree that the provisions of the Servicing Agreement shall continue to apply to the Serviced Mortgage Loans, except to the extent otherwise provided herein and that this Agreement shall govern the Serviced Mortgage Loans for so long as such Serviced Mortgage Loans remain subject to the provisions of the Trust Agreement.

         WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trustee, and shall have the right under the conditions specified herein to terminate for cause the rights and obligations of the Servicer under this Agreement.

         WHEREAS, the Bank and the Servicer intend that each of the Master Servicer and the Trustee is an intended third party beneficiary of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Bank and the Servicer hereby agree as follows:

                                    AGREEMENT

         1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the Servicing Agreement incorporated by reference herein (regardless of whether such terms are defined in the Servicing Agreement), shall have the meanings ascribed to such terms in the Trust Agreement.

         2. Servicing. The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

         3. Trust Cut-off Date. The parties hereto acknowledge that by operation of Section 4.05 and Section 5.01 of the Servicing Agreement, the remittance on February 18, 2003 to the Trust Fund is to include principal due after January 1, 2003 (the "Trust Cut-off Date") plus interest, at the Mortgage Loan Remittance Rate collected during the related Due Period exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, with the adjustments specified in clauses (b), (c) and (d) of Section 5.01 of the Servicing Agreement.

         4. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee and the SASCO 2003-2A Trust Fund (the "Trust Fund") created pursuant to the Trust Agreement, shall have the same rights as the Bank, as owner, under the Servicing Agreement to enforce the obligations of the Servicer under the Servicing Agreement and the term "Purchaser" as used in the Servicing Agreement in connection with any rights of the Bank shall refer to the Trust Fund or, as the context requires, the Master Servicer acting in its capacity as agent for the Trust Fund, except as otherwise specified in Exhibit A hereto. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in an Event of Default as provided in Section 11.01 of the Servicing Agreement. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Bank under the Servicing Agreement; and in connection with the performance of the Master Servicer's duties hereunder, the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

         5. Representations. Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Serviced Mortgage Loans in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates issued pursuant thereto. The Servicer hereby restates as of the Closing Date the representations and warranties made in Section 3.01 (other than the representation and warranty set forth in Section 3.01(j)).

         6. Notices. All notices and communications between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

         All notices required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

                  Aurora Loan Services Inc.
                  2530 South Parker Road
                  Suite 601
                  Aurora, Colorado  80014
                  Attention: E. Todd Whittemore, Master Servicing,
                             SASCO/ALS 2003-2A
                  Telephone: (303) 632-3000
                  Telecopier:(303) 632-3001

         All remittances required to be made to the Master Servicer under this Agreement shall be made on a scheduled/scheduled basis to the following wire account:

                  JPMorgan Chase Bank
                  New York, New York
                  ABA#: 021-000-021
                  Account Name: Aurora Loan Services Inc., Master Servicing
                                Payment Clearing Account
                  Account No.: 066-611059
                  Beneficiary: Aurora Loan Services Inc.
                  For further credit to: SASCO/ALS 2003-2A

                  All notices required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

                  JPMorgan Chase Bank
                  4 New York Plaza, 6th Floor
                  New York, New York 10004
                  Attention: Corporate Trust Services Group
                  Telephone: (212) 623-5600
                  Facsimile: (212) 623-5858

         All notices required to be delivered to the Bank hereunder shall be delivered to the Bank at the following address:

                  Lehman Brothers Bank, FSB
                  745 7th Avenue, 8th Floor
                  New York, New York  10019
                  Attention: Gary Taylor
                  Telephone: (212) 526-7527
                  Facsimile: (212) 526-0323

         All notices required to be delivered to the Servicer hereunder shall be delivered to the address of its office as set forth in the first paragraph of this Agreement, to the attention of Celia Coulter; Telephone: (818) 225-3273;
Telecopier: (818) 225-4016.

         7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

         7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

         8. Reconstitution. The Bank and the Servicer agree that this Agreement is a "Reconstitution Agreement" and that the date hereof is the "Reconstitution Date," each as defined in the Servicing Agreement.

         Executed as of the day and year first above written.

                                      LEHMAN BROTHERS BANK, FSB,
                                      as Owner
                                      By:
                                         --------------------------------------
                                         Name:  Gary Taylor
                                         Title: Vice President


                                      COUNTRYWIDE HOME LOANS, INC., as Servicer

                                      By:
                                         --------------------------------------
                                         Name:  Celia Coulter
                                         Title: Executive Vice President


Acknowledged By:

AURORA LOAN SERVICES INC.,
     as Master Servicer


By:
   ---------------------------------
   Name:  E. Todd Whittemore
   Title: Executive Vice President



JPMORGAN CHASE BANK,
  as Trustee

By:
   ---------------------------------
   Name: Diane E. Wallace
   Title Assistant Vice President

                                    EXHIBIT A

                    Modifications to the Servicing Agreement


1. Unless otherwise specified herein, any provisions of the Servicing Agreement, including definitions, relating to (i) representations and warranties of the Purchaser and (ii) Whole-Loan Transfers, Pass-Through Transfers, Acknowledgement Agreements, Closing Dates, Cut-off Dates and First Remittance Dates shall be disregarded. Unless otherwise specified herein, for purposes of this Agreement, the exhibits to the Servicing Agreement and all references to such exhibits shall also be disregarded.

2. The definition of "Custodial Agreement" in Article I is hereby amended in its entirety to read as follows:

         "Custodial Agreement" means the Custodial Agreement, dated as of January 1, 2003, by and between the JPMorgan Chase Bank and U.S. Bank, National Association

3. The definition of "Custodian" in Article I is hereby amended in its entirety to read as follows:

         "Custodian" means U.S. Bank, National Association

4. The definition of "Due Period" in Article I is hereby amended in its entirety to read as follows:

         "Due Period": With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of such Remittance Date and ending on the first day of the month of such Remittance Date.

5. The definition of "Eligible Investments" in Article I is hereby amended in its entirety to read as follows:

         "Eligible Investments": Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

              (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

              (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

              (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

              (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the aggregate principal balance of the Mortgage Loans; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

              (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

              (vi) a Qualified GIC;

              (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

              (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by each Rating Agency of any of the Certificates. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time, provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

6. The definition of "Ginnie Mae" is hereby added to Article I to immediately follow the definition of "Freddie Mac":

         "Ginnie Mae": The Government National Mortgage Association, or any successor thereto.


7. The definition of "Monthly Advance" in Article I is hereby amended in its entirety to read as follows:

         "Monthly Advance" means with respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan.


8. The definition of "Opinion of Counsel" in Article I is hereby amended by replacing the period at the end of such definition with a semicolon and adding the following proviso:

         provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Servicer and the Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or the Master Servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Servicer or the Master Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

9. The definition of "Prepayment Interest Shortfall Amount" in Article I is hereby amended and restated in its entirety to read as follows:

         "Prepayment Interest Shortfall Amount": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net of the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

10. The definition of "Qualified Depository" is hereby amended and restated in its entirety to read as follows:

         "Qualified Depository": Any of (i) a federal or state-chartered depository institution the accounts of which are insured by the FDIC and whose commercial paper, short-term debt obligations or other short-term deposits are rated at least "A-1+" by Standard & Poor's if the deposits are to be held in the account for less than 30 days, or whose long-term unsecured debt obligations are rated at least "AA-" by Standard & Poor's if the deposits are to be held in the account for more than 30 days, or (ii) the corporate trust department of a federal or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity, or (iii) Lehman Brothers Bank, FSB., a federal savings bank.

11. The definition of "Qualified GIC" is hereby added to Article I to immediately follow the definition of "Qualified Depository", to read as follows:

         "Qualified GIC": A guaranteed investment contract or surety bond providing for the investment of funds in the Custodial Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

              (a) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

              (b) provide that the Servicer may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

              (c) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Servicer, the Servicer shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

              (d) provide that the Servicer's interest therein shall be transferable to any successor Servicer or the Master Servicer hereunder; and

              (e) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Custodial Account, as the case may be, not later than the Business Day prior to any Determination Date.

12. The definition of "Servicing Fee" in Article I is hereby amended in its entirety to read as follows:

         "Servicing Fee": An amount equal to one-twelfth the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of the Mortgage Loan. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds) of such Monthly Payment collected by the Servicer or as otherwise provided under this Agreement.

13. The parties hereto acknowledge that Section 2.02 (Books and Records; Transfer of Mortgage Loans) of the Servicing Agreement shall be modified to indicate that the Servicer shall prepare and execute at the direction of the Purchaser any note endorsements in connection with transfer of the Mortgage Loans to the Trust Fund as the owner of the Mortgage Loans and that the Purchaser shall pay for any fees associated with the preparation and execution of such note endorsements to the Trust Fund.

14. The parties hereto acknowledge that Section 2.03 (Delivery of Documents) shall be inapplicable to this Agreement.

15. The parties hereto acknowledge that Section 2.04 (Custodial Agreement) shall be inapplicable to this Agreement, as superseded by the provisions of the Custodial Agreement and the Trust Agreement.

16. The following paragraphs are hereby added to the end of Section 3.01 (Company Representations and Warranties):

              It is understood and agreed that the representations and warranties set forth in Section 3.01 (other than the representation and warranty set forth in Section 3.01(j)) shall survive the engagement of the Company to perform the servicing responsibilities hereunder and the delivery of the Servicing Files to the Company and shall inure to the benefit of the Trustee, the Trust Fund and the Master Servicer. Upon discovery by either the Company, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Company to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Trustee or the Trust Fund, the party discovering such breach shall give prompt written notice to the other.

              Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in
         Section 3.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Servicer shall, at the Trustee's option, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor Servicer selected by the Trustee with the prior consent and approval of the Master Servicer. Such assignment shall be made in accordance with
         Section 12.10.

              In addition, the Servicer shall indemnify (from its own funds) the Trustee, the Trust Fund and the Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a Breach of the Servicer's representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section
         3.01 constitute the sole remedies of the Master Servicer, the Trust Fund and the Trustee respecting a breach of the foregoing representations and warranties.

              Any cause of action against the Servicer relating to or arising out of the Breach of any representations and warranties made in Section
         3.01 shall accrue upon (i) discovery of such Breach by the Servicer or notice thereof by the Trustee or Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Trustee or the Master Servicer for compliance with this Agreement.

17. Section 4.01 (Servicer to Service) is hereby amended and restated in its entirety to read as follows:

         Section 4.01 Servicer to Service.


              From the date of origination of the related Mortgage Loans to the related Closing Date, the Servicer shall have serviced the related Mortgage Loans in accordance with Accepted Servicing Practices. From and after the related Closing Date, the Servicer, as an independent contractor, shall service and administer the Mortgage Loans pursuant to this Agreement and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

              Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent and the Servicer has obtained the prior written consent of the Purchaser) the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. With respect to a Reconstitution Agreement, in the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Purchaser shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

              Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

              In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Servicer.

              Absent written consultation and approval by the Purchaser, as specified in this Section 4.01, the Servicer may take actions relative to the servicing and administration of the Mortgage Loans that are consistent with Accepted Servicing Practices.

              Notwithstanding anything to the contrary elsewhere in this Agreement, the Company shall not waive a prepayment penalty or charge except under the following circumstances: (i) such waiver would, in the reasonable judgment of the Company, maximize total proceeds taking into account the value of such prepayment penalty or charge or (ii) the Company obtains a written Opinion of Counsel, which may be in-house counsel for the Company, opining that any prepayment penalty or charge is not legally enforceable in the circumstances under which the related Principal Prepayment occurs. In the event that the Company waives any prepayment penalty or charge, other than as set forth in (i) above, the Company shall deposit the amount of any such prepayment penalty or charge in the Custodial Account for distribution to the Purchaser on the next Remittance Date.

              Notwithstanding anything to the contrary elsewhere in this Agreement, the Company shall deposit the full amount of any prepayment penalty or charge that is identified on the Mortgage Loan Schedule into the Custodial Account at the time the related prepayment penalty is deposited therein if and to the extent a Mortgage Loan identified on the Mortgage Loan Schedule as having a prepayment penalty or charge prepays regardless of whether the actual prepayment penalty or charge is lower than described in the Mortgage Loan Schedule or is not a contractual obligation of the borrower on the Mortgage Note.

18. The parties hereto acknowledge that references to the "Purchaser" in the second and third paragraphs of Section 4.02 shall refer to the Master Servicer, except that the expense of any environmental inspection or review at the request of the Master Servicer shall be an expense of the Trust Fund.

19. The parties hereto acknowledge that the (i) words "Countrywide Home Loans, Inc. in trust for the Purchaser of Conventional Residential Conventional Residential Adjustable Rate Mortgage Loans, Group No. 2002-1 and various Mortgagors" fourth, fifth and sixth lines of the first paragraph of Section
     4.04 shall be changed to "Countrywide Home Loans, Inc. in trust for the SASCO 2003-2A Trust Fund," (ii) reference to "Cut-off Date" in the second paragraph of Section 4.04 shall mean the "close of business on January 1, 2003" and (iii) add the following words to the end of clause (i) of Section 4.04: "and any prepayment penalty or premium thereon."

20. Section 4.06 (Establishment of and Deposits to Escrow Account) is hereby amended by changing the words "Countrywide Home Loans, Inc. in trust for the Purchaser of Conventional Residential Adjustable Rate Mortgage Loans, Group No. 2002-1 and various Mortgagors" appearing in the fourth, fifth and sixth lines of the first paragraph thereof to "Countrywide Home Loans, Inc. in trust for the SASCO 2003-2A Trust Fund."

21. Section 4.16 (Title, Management and Disposition of REO Property) is hereby amended by (i) replacing the reference to "one year" in the seventh line of the second paragraph thereof with "three years" and (ii) adding two new paragraphs after the second paragraph thereof to read as follows:

         In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

         Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         (iii) deleting the first sentence of the third paragraph thereof, and
         (iv) replacing the words "one" and "sentence" with "three" and "paragraph", respectively, in the seventh line of the third paragraph thereto; and,

         (v) by adding the following to the end of such Section:

         Prior to acceptance by the Servicer of an offer to sell any REO Property, the Servicer shall notify the Master Servicer of such offer in writing which notification shall set forth all material terms of said offer (each a "Notice of Sale"). The Master Servicer shall be deemed to have approved the sale of any REO Property unless the Master Servicer notifies the Servicer in writing, within five (5) days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Servicer shall not proceed with such sale.

22. Section 5.02 (Statements to Purchaser) is hereby amended in its entirety to read as follows:

         5.02 Statements to the Master Servicer

              (a) Not later than the tenth calendar day of each month or, if such calendar day is not a Business Day, the immediately preceding Business Day, the Servicer shall furnish to the Master Servicer: (i) a monthly remittance advice in the format set forth in Exhibit D-1 hereto and a monthly defaulted loan report in the format set forth in Exhibit D-2 hereto (or in such other format mutually agreed upon by the Servicer and Master Servicer) (collectively, the "Monthly Remittance Advice") as to the accompanying remittance and the period ending on the last calendar day of the preceding month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably accepted by the Master Servicer.

              (b) Beginning with calendar year 2003, the Servicer shall prepare and file any and all tax returns, information statements or other filings for the portion of the tax year 2003 and the portion of subsequent tax years for which the Servicer has serviced some or all of the Mortgage Loans hereunder as such returns, information statements or other filings are required to be delivered to any governmental taxing authority or to the Master Servicer pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Master Servicer with such information concerning the Mortgage Loans as is necessary for the Master Servicer to prepare the Trust Fund's federal income tax return as the Master Servicer may reasonably request from time to time.

              (c) The Monthly Remittance Advice shall also include on a current and cumulative basis the amount of any (i) claims filed, (ii) claim payments made, (iii) claims denied and (iv) policies cancelled with respect to those Serviced Mortgage Loans covered by any PMI Policy or LPMI Policy.

23. Section 5.03 (Monthly Advances by Company) is hereby amended by adding the following new sentence immediately following the first sentence of such section:

              Any amounts held for future distribution and so used to make Monthly Advances shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Trust Fund required to be made on such Remittance Date.

24. Section 6.03 (Servicing Compensation) is hereby amended by adding the following sentences at the end of such Section:

              The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

25. Section 6.04 (Annual Statements as to Compliance) is hereby amended and restated in its entirety to read as follows:

         Section 6.04 Annual Statements as to Compliance.

              On or before the last day of February of each year, beginning with February 28, 2004, the Servicer, at its own expense, will deliver to the Purchaser and the Master Servicer a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

26. Section 6.05 (Annual Independent Public Accountants' Servicing Report) is hereby amended and restated in its entirety to read as follows:

         Section 6.05 Annual Audit Report.

              On or before the last day of February of each year, beginning with February 28, 2004, Servicer shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Purchaser and Master Servicer (i) year-end audited (if available) financial statements of the Servicer and (ii) a statement to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such Servicer's duties hereunder until the end of such preceding fiscal year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that Servicer's overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

27.  A new Section 6.08 is hereby added to this Agreement to read as follows:

     Section 6.08 Officer's Certrificate.

         (a) By February 28th of each year (of if not a Business Day, the immediately preceding Business Day), or in connection with any additional such certifications directly filed by the Depositor upon thirty (30) days written request, an officer of the Servicer shall execute and deliver an Officer's Certificate in the form of Exhibit E attached hereto, signed by the senior officer in charge of servicing of the Servicer or any officer to whom that officer reports, to the Master Servicer and the Depositor for the benefit of such Master Servicer and such Depositor and their respective officers, directors and affiliates, certifying as to the following matters:

              (1) I have reviewed the information required to be delivered to the Master Servicer pursuant to the Agreement (the "Servicing Information").

              (2) Based on my knowledge, the information relating to the Mortgage Loans submitted by the Servicer in its monthly reporting packages delivered to the Master Servicer which is contained in the reports on Form 8-K and the annual report on Form 10-K with respect to the Transaction, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

              (3) Based on my knowledge, the Servicing Information required to be provided to the Master Servicer by the Servicer under this Agreement has been provided to the Master Servicer;

              (4) I am responsible for reviewing the activities performed by the Servicer under this Agreement and based upon the review required hereunder, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Certified Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer, the Servicer has, as of this certification fulfilled its obligations under this Agreement; and

              (5) I have disclosed to the Master Servicer and the Depositor all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in this Agreement.

     The Company shall indemnify and hold harmless the Master Servicer and the Depositor and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Company or any of its officers, directors, agents or affiliates of its obligations under this
     Section 6.08 any material misstatement or omission in the Officer's Certificate required under this Section or the negligence, bad faith or willful misconduct of the Company in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer and the Depositor, then the Company agrees that it shall contribute to the amount paid or payable by the Master Servicer and the Depositor as a result of the losses, claims, damages or liabilities of the Master Servicer and the Depositor in such proportion as is appropriate to reflect the relative fault of the Master Servicer and the Depositor on the one hand and the Company on the other in connection with a breach of the Company's obligations under this Section 6.08, any material misstatement or omission in the Officer's Certificate required under this Section or the Company's negligence, bad faith or willful misconduct in connection therewith.

28. Section 9.01 (Indemnification; Third Party Claims) is hereby amended in its entirety to read as follows:

              The Servicer shall indemnify the Trust Fund, the Trustee and the Master Servicer and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Servicer immediately shall notify the Purchaser, the Master Servicer and the Trustee or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Servicer shall follow any written instructions received from the Trustee in connection with such claim. The Trustee from the assets of the Trust Fund promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer's indemnification pursuant to Section 3.04, or the failure of the Servicer to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.

              The Trust Fund shall indemnify the Servicer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Servicer may sustain in any way related to the failure of the Trustee or the Master Servicer to perform its duties in compliance with the terms of this Agreement.

              In the event a dispute arises between an indemnified party and the Servicer with respect to any of the rights and obligations of the parties pursuant to this Agreement and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorney's fees and other costs and expenses related to the adjudication of said dispute.

29. The first paragraph of Section 9.04 (Limitation on Resignation and Assignment by Servicer) is hereby amended in its entirety to read as follows:

              The Servicer shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Servicer shall fully liable for such tasks as if the Servicer performed them itself) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Trustee and the Master Servicer, which consent shall be granted or withheld in the reasonable discretion of such parties, provided, however, that the Servicer may assign its rights and obligations hereunder without prior written consent of the Trustee and the Master Servicer to any entity that is directly owned or controlled by the Servicer, and the Servicer guarantees the performance of such entity hereunder. In the event of such assignment by the Servicer, the Servicer shall provide the Trustee and the Master Servicer with a written statement guaranteeing the successor entity's performance of the Servicer's obligations under the Agreement.

         References to "Purchaser" in the second and third paragraph of Section
9.04 shall refer to the "Master Servicer acting at the direction, or with the prior consent of, the Trustee".

30.  Section 10.01 (Events of Default) is hereby amended by:

              (a) changing any reference to "Purchaser" to "Master Servicer"

              (b) changing the reference to "five (5) days" to "two (2) Business
                  Days" in clause (i); and

              (c) amending subclause (vii) as follows: "the Company at any time is neither a Fannie Mae or Freddie Mac approved servicer, and the Master Servicer has not terminated the rights and obligations of the Company under this Agreement and replaced the Company with a Fannie Mae or Freddie Mac approved servicer within 30 days of the absence of such approval; or".

31. Section 10.02 (Waiver of Defaults) is hereby amended by changing the reference to "Purchaser" to "Master Servicer with the prior written consent of the Trustee".

32. The parties acknowledge that Section 11.01 is inapplicable to this Agreement.

33. Section 11.02 (Termination Without Cause) is hereby amended in its entirety to read as follows:

         Section 11.02 Termination Without Cause.

              This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Purchaser (or advances by the Servicer for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder, or (ii) mutual consent of the Servicer, the Purchaser and the Master Servicer in writing or (iii) at the sole option of the Purchaser, without cause, upon 30 days written notice. Any such notice of termination shall be in writing and delivered to the Servicer by registered mail to the address set forth at the beginning of this Agreement. The Master Servicer, the Trustee and the Servicer shall comply with the termination procedures set forth in Section 11.01 hereof and the procedures set forth below, provided that, in the event the Purchaser terminates this Agreement without cause in accordance with subclause (iii) above, the Purchaser shall pay the Servicer a termination fee equal to 2.0% of the aggregate unpaid balance of the Mortgage Loans as of such termination date.

              In connection with any such termination referred to in clause (ii) or (iii) above, the Purchaser will be responsible for reimbursing the Servicer for all unreimbursed out-of-pocket Servicing Advances within 15 Business Days following the date of termination and other reasonable and necessary out-of-pocket costs associated with any transfer of servicing.

              Notwithstanding and in addition to the foregoing, in the event that (i) a Mortgage Loan becomes delinquent for a period of 90 days or more (a "Delinquent Mortgage Loan") or (ii) a Mortgage Loan becomes an REO Property, the Purchaser may at its election terminate this Agreement (a) with respect to such Delinquent Mortgage Loan or (b) REO Property, in each case, upon 15 days' written notice to the Servicer. In the event of such election, the Purchaser shall reimburse the Servicer for all unreimbursed out-of-pocket Servicing Advances and Monthly Advances on the date of termination and other reasonable and necessary out-of-pocket costs associated with any transfer of servicing, including, but not limited to, costs associated with the transfer of the related files to the Purchaser's designee.

34. Section 12.01 (Successor to the Servicer) is hereby amended in its entirety to read as follows:

              Simultaneously with the termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 3.01, 9.04, 10.01 or 11.02, the Master Servicer shall, in accordance with the provisions of the Trust Agreement (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor servicer meeting the eligibility requirements of this Agreement set forth in Sections 9.02, which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer that is not at that time a Servicer of other mortgage loans for the Trust Fund shall be subject to the approval of the Master Servicer, the Purchaser, the Trustee and each Rating Agency (as such term is defined in the Trust Agreement). Unless the successor servicer is at that time a Servicer of other mortgage loans for the Trust Fund, each Rating Agency must deliver to the Trustee a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Master Servicer or the Depositor, as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Trustee under Sections 3.01 and 3.03, it being understood and agreed that the provisions of such Sections 3.01 and
         3.03 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

              Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer shall cooperate with the Trustee and the Master Servicer, as applicable, and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or any Escrow Account or thereafter received with respect to the Mortgage Loans.

              Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Servicer and the Master Servicer an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in
         Section 3.01 and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 3.01, 9.04, 10.01 and 11.02 shall not affect any claims that the Master Servicer or the Trustee may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

              The Servicer shall deliver (i) within three (3) Business Days to the successor Servicer the funds in the Custodial Account and Escrow Account and (ii) within 30 Business Days all Mortgage Loan Documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

              Upon a successor's acceptance of appointment as such, the Servicer shall notify the Trustee and Master Servicer of such appointment in accordance with the notice procedures set forth herein.

              Except as otherwise provided in this Agreement, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (whether as a result of termination or removal of the Company or resignation of the Company or otherwise), including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Company hereunder, or of transferring the Servicing Files and the other necessary data to the successor servicer shall be paid by the terminated, removed or resigning Servicer from its own funds without reimbursement.

35. The parties hereto acknowledge that Section 12.05 (Notices) is inapplicable to this Agreement.

36.  A new Section 12.12 is hereby added to this Agreement to read as follows:

         Section 12.12 Intended Third Party Beneficiaries.

              Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Master Servicer and the Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Master Servicer and the Trustee as if they were parties to this Agreement, and the Master Servicer and the Trustee shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement.

                                    EXHIBIT B

                               Servicing Agreement


                                See Exhibit 99.5

                                    EXHIBIT C

                             Mortgage Loan Schedule

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT D-1

                  STANDARD LAYOUT FOR MONTHLY REMITTANCE ADVICE

FIELD NAME    DESCRIPTION                                                       FORMAT
----------    -----------                                                       ------
INVNUM        INVESTOR LOAN NUMBER                                              Number no decimals
SERVNUM       SERVICER LOAN NUMBER, REQUIRED                                    Number nodecimals
BEGSCHEDBAL   BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED                       Number two decimals
              BEGINNING TRAIL BALANDE FOR ACTUAL/ACTUAL,
              REQUIRED
SCHEDPRIN     SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED                Number two decimals
              ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,
              REQUIRED, .00 IF NO COLLECTIONS
CURT1         CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE                       Number twodecimals
CURT1DATE     CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE                       DD-MMM-YY
CURT1ADJ      CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE                   Number two decimals
CURT2         CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE                       Number twodecimals
CURT2DATE     CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE                       DD-MMM-YY
CURT2ADJ      CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE                   Number two decimals
LIQPRIN       PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE              Number two decimals
OTHPRIN       OTHER PRINCIPAL, .00 IF NOT APPLICABLE                            Number twodecimals
PRINREMIT     TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE          Number twodecimals
INTREMIT      NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,                      Number twodecimals
              .00 IF NOT APPLICABLE
TOTREMIT      TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE                    Number twodecimals
ENDSCHEDBAL   ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED                  Number two decimals
              ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL
              .00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDACTBAL     ENDING TRIAL BALANCE                                              Number two decimals
              .00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDDUEDATE    ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT                 DD-MMM-YY
ACTCODE       60 IF PAIDOFF, BLANK IF NOT APPLICABLE                            Number nodecimals
ACTDATE       ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE                       DD-MMM-YY
INTRATE       INTEREST RATE, REQUIRED                                           Number sevendecimals
                                                                                Example .0700000 for 7.00%
SFRATE        SERVICE FEE RATE, REQUIRED                                        Number sevendecimals
                                                                                Example .0025000 for .25%
PTRATE        PASS THRU RATE, REQUIRED                                          Number sevendecimals
                                                                                Example .0675000 for 6.75%
PIPMT         P&I CONSTANT, REQUIRED                                            Number two decimals
              .00 IF PAIDOFF

                                     D-1-1

                                   EXHIBIT D-2

                STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

 1. Deal Identifier by Loan
 2. SBO Loan Number
 3. Loan Number
 4. Investor Loan Number
 5. Street Address
 6. City
 7. State
 8. Zip Code
 9. Original Loan Amount
10. Origination Date
11. First Payment Date
12. Current Loan Amount
13. Current Interest Rate
14. Current P&I Payment Amount
15. Scheduled Balance
16. Scheduled Due Date
17. Next Rate Adjustment Date
18. Next Payment Adjustment Date
19. Loan Term
20. Loan Type
21. Servicing Fee
22. Product Type
23. Property Type
24. Ownership Code
25. Actual Due Date
26. Delinquency Status
27. Reason for Default
28. FC Flag
29. Date Loan Reinstated
30. FC Suspended Date
31. Reason Suspended
32. FC Start Date (referral date)
33. Actual Notice of Intent Date
34. Actual First Legal Date
35. Date Bid Instructions Sent
36. Date F/C Sale Scheduled
37. Foreclosure Actual Sale Date
38. Actual Redemption End Date
39. Occupancy Status
40. Occupancy Status Date
41. Actual Eviction Start Date
42. Actual Eviction Complete Date
43. Loss Mit Workstation Status
44. Loss Mit Flag
45. Loss Mit Type
46. Loss Mit Start Date


                                      D-2-1

 47. Loss Mit Approval Date
 48. Loss Mit Removal Date
 49. REO Flag
 50. Actual REO Start Date
 51. REO List Date
 52. REO List Price
 53. Date REO Offer Received
 54. Date REO Offer Accepted
 55. REO Scheduled Close Date
 56. REO Actual Closing Date
 57. REO Net Sales proceeds
 58. REO Sales Price
 59. Paid Off Code
 60. Paid in Full Date
 61. MI Certificate Number
 62. MI Cost
 63. Other Advance Expenses
 64. T&I Advances
 65. Interest Advances
 66. Liquidation Status
 67. BK Atty Fees & Costs
 68. FC Atty Fees & Costs
 69. Eviction Atty Fees & Costs
 70. Appraisal, BPO Costs
 71. Property Preservation Fees
 72. Actual  Claim Filed Date
 73. Actual Claim Amount Filed
 74. Claim Amount Paid
 75. Claim Funds Received Date
 76. Realized Gain or Loss
 77. BK Flag
 78. Bankruptcy Chapter
 79. Actual Bankruptcy Start Date
 80. Actual Payment Plan Start Date
 81. Actual Payment Plan End Date
 82. Date POC Filed
 83. Date Filed Relief/Dismissal
 84. Relief/Dismissal Hearing Date
 85. Date Relief/Dismissal Granted
 86. Post Petition Due Date
 87. Prepayment Flag
 88. Prepayment Waived
 89. Prepayment Premium Collected
 90. Partial Prepayment Amount Collected
 91. Prepayment Expiration Date
 92. Origination Value Date
 93. Origination Value Source
 94. Original Value Amount
 95. FC Valuation Amount
 96. FC Valuation Source
 97. FC Valuation Date
 98. REO Value Source
 99. REO Value(As-is) 100. REO Repaired Value
101. REO Value Date
102. Investor/Security Billing Date Sent

                                     D-2-2

                                    EXHIBIT E

                                SEC CERTIFICATION

Structured Asset Securities Corporation
745 7th Avenue, 7th Floor
New York, New York  10019

Aurora Loan Services, Inc.
2530 South Parker Road, Suite 601T
Aurora, Colorado 80014

Re: Structured Asset Securities Corporation, Mortgage Pass-Through Certificates,
    Series 2003-2A
    ----------------------------------------------------------------------------


Reference is made to the Reconstituted Servicing Agreement, dated as of January 1, 2003 (the "Agreement"), by and among Lehman Brothers Bank, FSB, as seller and Countrywide Home Loans, Inc., as servicer (the "Servicer"). I, [identify the certifying individual], a [title] of the Servicer hereby certify to Aurora Loan Services, Inc. (the "Master Servicer") and Structured Asset Securities Corporation (the "Depositor"), and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the information required to be delivered to the Master Servicer pursuant to the Servicing Agreement (the "Servicing Information").

2. Based on my knowledge, the information relating to the Mortgage Loans submitted by the Servicer in its monthly reporting packages delivered to the Master Servicer which is contained in the reports on Form 8-K and the annual report on Form 10-K with respect to the Transaction, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

3. Based on my knowledge, the Servicing Information required to be provided to the Master Servicer by the Servicer under this Agreement has been provided to the Master Servicer;

4. I am responsible for reviewing the activities performed by the Servicer under this Agreement and based upon the review required hereunder, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Certified Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer by the Servicer, the Servicer has, as of this certification fulfilled its obligations under this Agreement; and

5. I have disclosed to the Master Servicer and the Depositor all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in this Agreement.


                                          Name:    ____________________________
                                          Title:   ____________________________
                                          Date:    ____________________________


                                      E-2